EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GulfSlope Energy, Inc.:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 30, 2013, relating to the financial statements of Gulfslope Energy, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
August 21, 2014